UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2018

Eldorado Resorts, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36629	46-3657681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Liberty Street, Suite 1150 Reno, NV	89501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (775) 328-0100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On September 6, 2018, Delta Merger Sub, Inc. (“Escrow Issuer”), a wholly owned subsidiary of Eldorado Resorts, Inc. (“ERI” or the “Company”), priced its previously announced offering of $600 million in aggregate principal amount of senior notes due 2026 (the “Notes”) at an interest rate of 6.000% and an issue price equal to 100% of the principal amount of the Notes. The offering is expected to close on or about September 20, 2018, subject to customary closing conditions. A copy of the press release is being furnished as Exhibit 99.1 hereto and is hereby incorporated by reference to this Item 8.01.

The proceeds of the offering initially will be placed in escrow pending satisfaction of certain conditions, including consummation of ERI’s pending acquisition (the “Tropicana Acquisition”) of Tropicana Entertainment Inc. (“Tropicana”). Upon satisfaction of such conditions, ERI will assume Escrow Issuer’s obligations under the Notes and the indenture that will govern the Notes, and certain of ERI’s subsidiaries (including Tropicana and certain of its subsidiaries) will guarantee ERI’s obligations under the Notes.

Upon satisfaction of the escrow conditions, ERI intends to apply the net proceeds of the sale of the Notes, together with borrowings under its revolving credit facility, its cash on hand and Tropicana’s cash on hand, to (i) pay the cash portion of the consideration payable in the Tropicana Acquisition, (ii) repay all of the debt outstanding under Tropicana’s existing credit facility and (iii) pay fees and costs associated with the Tropicana Acquisition.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Accordingly, the Notes are being offered only to qualified institutional buyers under Rule 144A of the Securities Act and to persons outside the United States pursuant to Regulation S of the Securities Act. This report shall not constitute an offer to sell or the solicitation of an offer to buy any of the Notes, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99.1	Press Release dated September 6, 2018, regarding the pricing of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELDORADO RESORTS, INC., a Nevada corporation

Date: September 6, 2018	By:	/s/ Gary L. Carano
Name: Gary L. Carano
Title: Chief Executive Officer